UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 26, 2026
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Jeffrey D. Bitzer will resign as Chief Development Officer of Coronado Global Resources Inc. (the “Company”), effective February 28, 2026.

On February 26, 2026 (February 27, 2026 in Australia), Mr. Bitzer and the Company entered into a part-time Employment Agreement (the “Agreement”), effective March 1, 2026 (the “Effective Date”), pursuant to which Mr. Bitzer will assist the Board of Directors and certain members of management on various initiatives, programs and transactions for a transition period of six months after the Effective Date. Pursuant to the Agreement, Mr. Bitzer will be eligible to receive $27,000 per month and will be eligible to participate in the same benefits offered to active employees. Mr. Bitzer will retain his incentive units in Coronado Group LLC and outstanding Performance Share Units under the Company’s equity incentive plan, which will remain eligible to vest subject to actual achievement of the applicable performance metrics. He will also remain eligible to receive a short-term incentive payment under the Company’s 2025 short-term incentive program, which will be paid in March 2026. Mr. Bitzer has also agreed to execute a general release agreement provided by the Company. Mr. Bitzer will continue to be bound by customary non-disclosure and confidentiality provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Philip Peacock
Name:	Philip Peacock
Title:	Chief Legal Officer

Date:	March 2, 2026